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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference of our report dated January 17, 2003, with respect to the consolidated financial statements of Insmed Incorporated included in the Annual Report on Form 10-K for the year ended December 31, 2002, in the following registration statements:

        (1) Insmed Incorporated Employee Stock Purchase Plan Registration Statement Number 333-39198 on Form S-8;

        (2) Insmed Incorporated Stock Incentive Plan Registration Statement Number 333-39200 on Form S-8; and

        (3) Insmed Incorporated Stock Incentive Plan Registration Statement Number 333-87878 on Form S-8.




                              /s/ Ernst & Young LLP

McLean, Virginia
March 25, 2003